                                                                    EXHIBIT 99.1

            ITT EDUCATIONAL SERVICES, INC. REPORTS YEAR-END RESULTS

INDIANAPOLIS, IN, JANUARY 11, 1999--ITT Educational Services, Inc. (NYSE:ESI), a leading proprietary provider of technology-oriented postsecondary degree programs, today reported record annual revenues of $291.4 million for 1998, an increase of 11.4 percent over the $261.6 million for 1997. Net income for fiscal year 1998 was $13.9 million, or $0.51 per share, compared with $19.1 million, or $0.71 per share, for 1997. Previously announced one-time expenses for the year include proposed student litigation settlement costs, expenses associated with a secondary stock offering in June 1998 and expenses associated with a change in control of ESI in February 1998. The combined total of these one-time expenses amounted to approximately $9.2 million after tax, or approximately $0.34 per share. Excluding these one-time expenses, net income for 1998 would have been $23.2 million, or $0.85 per share. Operating margins, excluding the one-time expenses, increased significantly during 1998, rising to 11.4 percent from 10.0 percent in 1997.

For the three months ended December 31, 1998, ESI reported net income of $5.2 million, or $0.19 per share, compared with net income of $3.8 million, or $0.14 per share, for the fourth quarter of 1997. Revenues for the fourth quarter of 1998 were $72.3 million, an increase of 10 percent, compared with $65.7 million for the same period in 1997.

ESI's quarterly results of operations tend to fluctuate significantly within a fiscal year because of differences in the number of weeks of earned tuition revenue in each fiscal quarter and the timing of student matriculations. The first and third fiscal quarters have 13 weeks of earned tuition revenue, while the second and fourth quarters have only 11 weeks of earned tuition revenue because of two-week breaks in June and December.

ESI previously reported that new student enrollment at its ITT Technical Institutes for the December 1998 term increased approximately 7 percent to 4,053 compared with 3,799 for the December 1997 term. As of December 31, 1998, total student enrollment increased approximately 5 percent to 25,608 from 24,498 a year ago.

"Excluding the one-time expenses, we delivered annual results in line with expectations," said Rene R. Champagne, chairman, president and chief executive officer. "With continued growth in enrollments, we should be able to realize further improvement in our profit margins over time. We will continue adding bachelor's degree programs and other new programs at our existing ITT Technical Institutes, which can also improve our returns. For the coming year, as previously announced, we plan to add 35 program offerings at our existing institutes. Our Computer Network Systems Technology program should be introduced at approximately 27 institutes in 1999."

Champagne concluded, "We remain focused on executing our growth plans. In addition to introducing our new IT-related programs this year, we are preparing for new institute openings in the Syracuse, Richmond, New Orleans and Boston areas."
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                        ITT EDUCATIONAL SERVICES, INC.
                         Analysis of One-Time Expenses

                                               Twelve Months
                                             Ended December 31
                                  --------------------------------------
                                        1998                 1997
                                  -----------------    -----------------
                                               Per                  Per
                                   Amount     Share     Amount     Share
                                  -----------------    -----------------
Net income                        $ 13,941   $ 0.51    $ 19,123   $ 0.71
Legal settlement
 (after tax)                         7,715     0.28
Offering expense
 (after tax)                         1,048     0.02
Change in control
 and other one-time
 expenses (after-tax)                  453     0.04
                                  -----------------    -----------------
Net income before
 one-time expenses                $ 23,157   $ 0.85    $ 19,123   $ 0.71
                                  =================    =================

ESI operates 65 ITT Technical Institutes in 27 states which provide career-focused postsecondary programs of study in fields of technology to approximately 25,000 students.

ESI has filed a registration statement with the Securities and Exchange Commission, which is not yet effective, relating to a proposed underwritten public offering of 7,000,000 shares together with a potential over-allotment of 950,000 shares of ESI common stock held by ITT Corporation (the "Offering"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the written prospectus relating to the Offering may be obtained from the managers of the Offering through the Prospectus Department--Credit Suisse First Boston, 11 Madison Avenue, New York, NY 10010 or Salomon Smith Barney, 140 58th Street, 8th Floor, Brooklyn, NY 11220.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the postsecondary education industry and in the general economy; changes in federal and state governmental regulations with respect to education and accreditation standards, or the interpretation or enforcement thereof, including, but not limited to, the level of government funding for, and the Company's eligibility to participate in, student financial aid programs utilized by the Company's students; the consummation of the proposed settlements of student litigation related to the Company's technology programs in California and the Company's hospitality programs; effects of any change in ownership of the Company resulting in a change in control of the Company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of the institutes; receptivity of students and employers to the Company's existing program offerings and new curricula; loss of lender access to the Company's students for student loans; a substantial increase in the shares of Common Stock available for sale in the market if some or all of ITT Corporation's Common Stock holdings are divested; and other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission.

                            -FINANCIALS TO FOLLOW-

For more information on ITT Educational Services, Inc. via facsimile at no cost, simply dial 1-800-PRO-INFO and enter the company code ESI.

                        ITT EDUCATIONAL SERVICES, INC.
                             STATEMENTS OF INCOME
                     (In thousands, except per share data)
                                  (unaudited)

                                                  Three Months Ended       Twelve Months Ended
                                                      December 31,             December 31,
                                                ----------------------    ----------------------
                                                   1998         1997          1998       1997
Revenues
Tuition                                         $  62,400     $ 56,609      $248,399   $222,457
Other educational                                   9,911        9,107        42,976     39,207
                                                ---------     --------      --------   --------
     Total revenues                                72,311       65,716       291,375    261,664
                                                ---------     --------      --------   --------

Costs and Expenses
Cost of educational services                       44,301       43,646       176,487    163,053
Student services and administrative expenses       20,759       17,237        81,522     72,388
Legal settlement                                       --           --        12,858         --
Offering, change in control and
   other one-time expenses                             --           --         1,872         --
                                                ---------     --------      --------   --------
     Total costs and expenses                      65,060       60,883       272,739    235,441
                                                ---------     --------      --------   --------

Operating income                                    7,251        4,833        18,636     26,223

Interest income, net                                1,477        1,514         5,329      5,565
                                                ---------     --------      --------   --------

Income before income taxes                          8,728        6,347        23,965     31,788
Income taxes                                        3,552        2,489        10,024     12,665
                                                ---------     --------      --------   --------

Net income                                      $   5,176     $  3,858      $ 13,941   $ 19,123
                                                =========     ========      ========   ========

Earnings per common share:
   Basic                                        $    0.19     $   0.14      $   0.52   $   0.71
   Diluted                                      $    0.19     $   0.14      $   0.51   $   0.71

Supplemental Data:
Cost of educational services                         61.3%        66.4%         60.6%      62.3%
Student services and administrative expenses         28.7%        26.2%         28.0%      27.7%
Legal settlements                                      --           --           4.4%        --
Offering, change in control
   and other one-time expenses                         --           --           0.6%        --
Operating margin                                     10.0%         7.4%          6.4%      10.0%
Operating losses from new institutes
   (after-tax)                                  $     830     $    344      $  3,154   $  1,899
Student enrollment at end of period                25,608       24,498        25,608     24,498
Technical institutes at end of period                  65           62            65         62
Shares for earnings per share calculation:
   Basic                                           27,006       27,000        27,002     27,000
   Diluted                                         27,210       27,105        27,186     27,105

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

                  ITT EDUCATIONAL SERVICES, INC.
                          BALANCE SHEETS
              (In thousands, except per share data)


                                                                         December 31,
                                                                  --------------------------
                                                                    1998              1997
                                                                  --------          --------
Assets
Current assets
        Cash and cash equivalents                                 $ 77,335          $     29
        Restricted cash                                              3,617             3,860
        Cash invested with ITT Corporation                              --            94,800
        Marketable debt securities                                  38,316                --
        Accounts receivable, net                                    10,772             9,680
        Deferred income tax                                          5,969             2,019
        Prepaids and other current assets                            2,749             2,570
                                                                  --------          --------
                Total current assets                               138,758           112,958
Property and equipment, net                                         24,985            22,886
Direct marketing costs                                               7,915             6,882
Other assets                                                         3,913             3,188
                                                                  --------          --------
                Total assets                                      $175,571          $145,914
                                                                  ========          ========

Liabilities and Shareholders' Equity
Current liabilities
       Accounts payable                                           $ 15,992          $ 14,974
       Accrued compensation and benefits                             6,488             3,245
       Accrued legal settlements                                     7,604               --
       Other accrued liabilities                                     7,896             6,877
       Deferred tuition revenue                                     32,261            30,850
                                                                  --------          --------
               Total current liabilities                            70,241            55,946
Other liabilities                                                    3,474             2,153
                                                                  --------          --------
               Total liabilities                                    73,715            58,099
                                                                  --------          --------
Shareholders' equity
        Preferred stock, $.01 par value, 5,000,000 shares
               authorized, none issued or outstanding                   --                --
       Common stock, $.01 par value, 50,000,000 shares
               authorized, 27,011,202 and 26,999,952 issued
               and outstanding                                         270               270
       Capital surplus                                              32,613            32,513
       Retained earnings                                            68,973            55,032
                                                                  --------          --------
                Total shareholders' equity                         101,856            87,815
                                                                  --------          --------
                Total liabilities and shareholders' equity        $175,571          $145,914
                                                                  ========          ========

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